Exhibit 10.7
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                                    L E A S E


     THIS LEASE, entered into by R&R Limited Liability Company, an Indiana Corporation (hereinafter referred to as "Landlord") and Cornerstone Wireless Services, Inc., an Indiana Corporation (hereinafter referred to as "Tenant").

     WITNESSETH THAT Landlord and Tenant, in consideration of the rent herein reserved and of their mutual undertakings and covenants to be performed, does hereby grant, demise, and lease to Tenant the following described premises upon the terms and conditions hereinafter set out:

     1. Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, 3,800 sq. ft of Office Space at 6809 Corporate Drive, Indianapolis, Indiana (hereinafter referred to as Leased Premises) and all appurtenances thereto. Tenant acknowledges that the Landlord leases 1500 sq. ft. of Warehouse Space within the same building to NetSolutions, Inc. The common areas, including conference room, bathrooms, break room, copy room, and parking lot will be accessible to NetSolutions, Inc. In addition, one exterior office with a window will be provided for NetSolutions, Inc.'s use as well.

     2. Term. The term of this Lease shall be for one (1) year (or until sooner terminated as herein provided) commencing the 1st day of July 2001 and ending on the 30th day of June 2002. Tenant shall provide 90 days prior notice of intentions to continue to lease or move out.

     3. First Right of Refusal to Purchase. Landlord hereby grants to Tenant First Right of Refusal to Purchase property commonly known as 6809 Corporate Drive, Indianapolis, Indiana, during the entire term of the Lease referenced above. Tenant shall have two weeks with which to inform Landlord of its decision to exercise this Right from the time Landlord enters into a Sales Contract with any other party.

     4. Use, Compliance with Laws and Signs. The Leased Premises shall be used and occupied by Tenant only for the purpose of a service and for no other use or purpose. Tenant shall keep the Leased Premises in a clean and orderly condition. Tenant shall not use the Leased Premises or maintain them in any manner constituting a violation of any ordinance, statute, regulation, or order of any governmental authority, including without limitation zoning ordinances, nor shall Tenant maintain, permit or suffer any nuisance, waste or damage to occur or exist on the Leased Premises. Tenant shall not affix to or upon the exterior of the Leased Premises any sign, insignia, or decoration without the prior written consent of Landlord. Landlord shall provide its written consent to a sign reasonably consistent with the Abacus signage currently on the premises. Landlord shall not affix to or upon the exterior of the Leased Premises any sign, insignia, or decoration without the prior written consent of the Tenant.

     5. Rent and Deposit. Tenant shall pay as rent for said Leased Premises, without relief from valuation and appraisement laws, the sum of $52,800, payable in equal monthly installments of $4400, paid via automatic check deposit from Tenant's checking account to Landlord's checking account, on or before the first day of each month in advance.

     In the event that this Lease shall be executed, and possession of the premises granted to the Lessee, on any date prior to the first day of the term of this Lease, rent shall be paid for said period in an amount equal to One-thirtieth (1/30th) of a monthly installment of rent during the Lease term multiplied by

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the number of days to the first day of the next month. All provisions, terms and conditions of this Lease shall apply during said period in the same manner, as though the term of the Lease were extended to include this period.

     Tenant as a part of this Lease shall deposit with Landlord one month's rent or $4400 as a deposit, which shall be held by Landlord until the termination of this Lease. Upon termination of this Lease and after the vacation by Tenant of the Leased Premises, Landlord will inspect such Leased Premises and if Leased Premises are not broom clean or have been damaged beyond normal wear and tear, Landlord, as partial payment for such damages may complete any repairs that are deemed necessary by Landlord and deduct the amount from the deposit. Any unpaid rent balances may be deducted from such deposit after the termination of said Lease.

     6. Taxes. Landlord will pay real property taxes; Tenant will be responsible for personal property taxes.

     7. Surrender and Holdover. Upon the expiration or sooner termination of this Lease, Tenant shall surrender to Landlord the Leased Premises, together with all other property affixed to the Leased Premises, broom clean and in the same order and condition in which Tenant received them, the effects of ordinary wear, acts of God, casualty, insurrection, riot, or public disorder excepted. Unless an event of default as hereinafter defined has occurred and remains uncured, Tenant shall, prior to the expiration of the term, remove all of Tenant's personal property from the Leased Premises. Any damage to the Leased Premises caused by such removal shall be repaired by Tenant prior to the expiration of the term. At Landlord's option, if Tenant fails to remove such personal property, then the same shall be deemed the property of the Landlord. If Tenant shall remain in possession of all or any part of the Leased Premises after the expiration of the term of this Lease, with the consent of the Landlord, then the Tenant shall be a lessee from month to month at the same rental and subject to all of the other applicable covenants, terms and conditions hereof.

     8. Assignment and Subletting. Tenant shall not assign, mortgage, encumber, or transfer this Lease, in whole or in part, or sublet the Leased Premises or any part thereof, nor grant a license or concession in connection therewith without the prior written consent of Landlord. This prohibition shall include any act which has the effect of an assignment or transfer and which occurs by operation of law, except any transfer or assignment resulting from the death of Tenant, if a natural person.

     9. Services, Alterations and Repairs of Leased Premises. Provided that Tenant shall not be in default hereunder and subject to the provisions elsewhere herein contained, Landlord shall furnish the Leased Premises with an operable heating, ventilation and air-conditioning system. The heating, ventilation and air-conditioning system is currently in good condition and repair. Landlord will provide the existing telephone system and office furnishings for the Tenant as well as NetSolutions use, while leasing the premises. Landlord shall not provide and Tenant shall provide and pay when due all utility services used on the Leased Premises, including all heat, water, sewer service, electricity, gas, telephone, internet, or other such services. In addition, Tenant shall provide and pay when due all cleaning, janitorial services, and exterior lawn care and parking lot snow removal. If any of these services cannot be separated accurately in their billing process, then the invoices for shared services by all Tenants will be pro-rated and the Tenant shall be reimbursed 25% of this amount by NetSolutions.

     Tenant shall not cause or permit any alterations, additions or changes of any or upon any part of the Leased Premises without first obtaining the written consent of Landlord. All alterations, additions or changes to the Leased Premises shall be made in accordance with all applicable laws and shall become the property of Landlord. Tenant accepts the Leased Premises in their present condition.

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     Landlord shall maintain the exterior structure of the Leased Premises in a manner compatible with good quality office space as deemed necessary by Landlord and pay for all major repairs (equal to or greater than $200.00 per occurrence) to keep the interior and exterior of the Leased Premises and every part thereof in good condition and repair, ordinary wear and tear and casualty excepted, as provided in this Lease. Tenant at its expense shall pay for all minor repairs (less than $200.00 per occurrence) to keep the interior and exterior of the Leased Premises and every part thereof in good condition and repair, ordinary wear and tear and casualty excepted, as provided in this Lease.

     10. Destruction. If the Leased Premises should be damaged or destroyed by fire or other cause to such extent that the cost of repair and restoration would exceed 30 percent of the amount it would cost to replace the Leased Premises in the entirety at the time such damage or destruction took place, then Landlord and Tenant shall each have the right to cancel this Lease by giving the other party notice of such election within thirty (30) days after the occurrence of such damage or destruction, and this Lease shall terminate as of fifteen (15) days after the date such notice is given. If either party fails to exercise this option to terminate, then Landlord shall, at its expense, promptly repair and restore the Leased Premises to substantially the same condition they were in prior to the damage or destruction.

     If the Leased Premises should be damaged or destroyed by fire or other cause to such an extent that the costs of repair and restoration would be less than 30 percent of the amount it would cost to replace the Leased Premises in their entirety at the time such damage or destruction took place, then this Lease shall not terminate and the Landlord shall, at its expense, promptly repair and restore the Leased Premises to substantially the same condition they were in prior to the damage or destruction. Notwithstanding anything herein to the contrary, if the Leased Premises is unusable by Tenant for longer than 30 days, Tenant may terminate this Lease.

     In the event the Leased Premises are damaged or destroyed, the rents herein or a fair and equitable portion thereof, shall be abated until such time as the Leased Premises are repaired and restored. The term of this Lease shall be extended for a period equal to the period during which there has been a complete abatement of rent. The opinion of an architect or registered engineer appointed by Landlord as to the costs of repair, restoration or replacement shall be controlling upon the parties. Landlord's obligation to restore or repair does not include fixtures or improvements installed or owned by Tenant. The provisions of this Section are not intended to limit, modify or release Tenant from any liability it may have for damage or destruction.

     11. Condemnation. If the entire Leased Premises, or such portion thereof as will make the remainder unsuitable for the use permitted by this Lease, is condemned by any legally constituted authority, or if a conveyance or other acquisition in lieu of such condemnation is made, then this Lease shall terminate as of the date possession is required by the condemner. If a portion of the Leased Premises is condemned but the remainder is still suitable for the use permitted by this Lease, this Lease shall not terminate, but a portion of the rent for the rest of the term shall be abated in proportion to the amount of the Leased Premises taken. All compensation paid in connection with the condemnation shall belong to and be the sole property of Landlord, except Tenant shall be entitled to any compensation awarded for Tenant's trade fixtures and for moving expenses.

     12. Mechanic's Liens. Tenant shall not permit any Sworn Statement and Notice of Intention to hold a Mechanic's Lien to be filed against the Leased Premises or any part thereof nor against any interest or estate therein by reason of labor, services or materials claimed to have been performed or

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furnished to or for Tenant. If such Sworn Statement and Notice of Intention to hold a Mechanic's Lien shall be filed, Landlord, at its option, may compel the prosecution of an action for the foreclosure of such Mechanic's Lien by the lien holder. If any such Sworn Statement and Notice of Intention to hold a Mechanic's Lien shall be filed and an action commenced to foreclose the lien, Tenant, upon demand by Landlord, shall cause the lien to be released by the filing of a written undertaking with a surety approved by the Court and obtaining an order from the Court releasing the property from such lien. Nothing in this Lease shall be deemed or construed to constitute consent to or request to any party for the performance of any labor or services or the furnishing of any materials for the improvement, alteration or repairing of the Leased Premises nor as giving the Tenant the right or authority to contract for, authorize or permit the performance of any labor or services or the furnishing of any material that would permit the attaching of a valid Mechanic's Lien.

     13. Indemnification and Release. Regardless of whether or not separate, several, joint, or concurrent liability may be imposed upon Landlord, Tenant shall indemnify and hold harmless Landlord from and against all damages, claims and liability arising from or connected with Tenant's control or use of the Leased Premises, including, without limitation, any damage or injury to person or property except as a result of Landlord negligence or intentional acts or omissions. This indemnification shall not include any matter for which the Landlord is effectively protected against by insurance. If Landlord shall, without fault, become a party to litigation commenced by or against Tenant, then Tenant shall indemnify and hold Landlord harmless. The indemnification provided by this Section shall include Landlord's legal costs and fees in connection with any such claim, action or proceeding. Tenant does hereby release Landlord from all liability for any accident, damage or injury caused to person or property on or about the Leased Premises, except when due to the negligence or intentional acts or omissions on the part of Landlord and notwithstanding whether such acts or omissions are active or passive. Landlord and Tenant do each hereby release the other from all liability for any accident, damage or injury caused to person or property, provided this release shall be effected only to the extent that the injured or damaged party is insured against such injury or damage and only if this release shall not adversely affect the right of the injured or damaged party to recover under such insurance policy.

     14. Events of Default. Any of the following shall be deemed an Event of
Default:

          A. The failure to pay any installment of rent when the same becomes due and the failure continues for ten (10) days;

          B. Tenant's failure to perform or observe any other covenant, term or condition of this Lease to be performed or observed by Tenant and, if curable, the failure continues for thirty (30) days after notice thereof is given to Tenant;

          C. Abandonment of the Leased Premises; or

          D. The filing or execution or occurrence of:

               (1) An involuntary petition in bankruptcy against Tenant and the failure of Tenant, in good faith, to promptly commence and diligently pursue action to dismiss the petition;

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               (2) A petition against Tenant seeking a reorganization,
          arrangement, composition, readjustment, liquidation, dissolution, or other relief of the same or difference kind under any provision of the Bankruptcy Act, and the failure of Tenant in good faith to promptly commence and diligently pursue action to dismiss the petition;

               (3) A general assignment for the benefit of creditors by Tenant;
          or

               (4) The taking by any party of the leasehold created hereby, or any part thereof, upon foreclosure, levy, execution, attachment, or other process of law or equity.

     For purposes of this Section the term "Tenant" shall include any assignee, sub lessee, or guarantor of Tenant. This provision, however, shall not be construed to permit neither the assignment of this Lease nor the subletting of the Leased Premises, except as may be permitted hereby.

     15. Landlord's Remedies.

          A. Upon the occurrence of any event of Default, Landlord may, at its option, in addition to any other remedy or right it has hereunder or by law:

               (1) Re-enter the Leased Premises, without demand or notice, and resume possession by an action in law or equity, and without being liable in trespass or for any damages, and without terminating this Lease. Landlord may remove all persons and property from the Leased Premises, and such property may be removed and stored at the cost of Tenant.

               (2) Terminate this Lease at any time upon the date specified in a notice to Tenant. Tenant's liability for damages shall survive such termination. Upon termination, such damages recoverable by Landlord from Tenant shall, at Landlord's option, be either an amount equal to "Liquidated Damages" or an amount equal to "Indemnity Payments."

               "Liquidated Damages" means an amount equal to the excess of the rentals provided for in this Lease which would have been payable hereunder by Tenant had this Lease not so terminated, for the period commencing with such termination and ending with the date set for the expiration of the original term granted (hereinafter referred to as "Unexpired Term"), over the reasonable rental value of the Leased Premises for such Unexpired Term.

               "Indemnity Payments" means an amount equal to the rent and other payments provided for in this Lease which would have become due and owing thereunder from time to time during the Unexpired Term, plus the cost and expenses paid or incurred by Landlord from time to time in connection with:

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                    (a) Obtaining possession of the Leased Premises;

                    (b) Removal and storage of Tenant's or other occupant's
               property;

                    (c) Care, maintenance and repair of the Leased Premises
               while vacant;

                    (d) Re-letting the whole or any part of the Leased Premises;

                    (e) Repairing the Leased Premises, either separately or as part of the larger premises, into condition acceptable to and reasonable necessary to obtain new lessees; or

                    (f) Making all repairs, alterations and improvements
               required to be made by Tenant hereunder and of performing all covenants of the Tenant relating to the condition of the Leased Premises, less the rent and other payments, if any, actually collected and allocable to the Leased Premises or to the portions thereof re-let by Landlord. Tenant shall on demand make Indemnity Payments monthly, and Landlord can sue for all Indemnity Payments as they accrue.

               (3) Without terminating this Lease, re-let the Leased Premises without the same being deemed an acceptance of a surrender of this Lease nor a waiver of Landlord's rights or remedies and Landlord shall be entitled to Indemnity payments, as heretofore defined, from Tenant. Any re-letting by Landlord may be for a period equal to or less than or extending beyond the remainder of the original term, or for the whole or any part of the Leased Premises, separately or with other premises or for any sum, or to any lessee or for any use Landlord deems appropriate.

          B. Upon the occurrence of any of the following:

               (1) The filing of a voluntary petition in bankruptcy by Tenant;

               (2) The filing of a petition or answer by Tenant seeking a reorganization, arrangement, composition, readjustment, liquidation, dissolution, or other relief of the same or different kind under any provision of the Bankruptcy Act;

               (3) An adjudication of Tenant as a bankrupt or insolvent; or

               (4) The appointment of a trustee, receiver, guardian, conservator, or liquidator of Tenant with respect to all or substantially all of its property.

               This Lease shall terminate ipso facto as of such occurrence, and the Leased Premises shall be surrendered as required by Section 5.

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          Tenant's liability for damages shall survive such termination, and
          Landlord shall be entitled to recover an amount equal to Liquidated Damages as defined above or an amount equal to the maximum allowed by any statute or rule of law in effect at the time when and governing the proceedings in which such amount is sought, whichever is less.

     16. Advances and Interest. Upon the occurrence of any Event of Default, Landlord may, if such default has not been cured, cure that default for the account and at the expense of Tenant. If Landlord in curing such default is compelled to pay or elects to pay any sum of money or do any acts, which will require the payment of any sum of money, the sum so paid or incurred shall be reimbursed by Tenant upon demand by Landlord. All sums as to which Tenant is in default of payment shall bear interest at the rate of twelve percent (12%) per annum until paid.

     17. Attorney's Fees. Each party shall pay the other party's reasonable legal costs and attorney's fees incurred in successfully enforcing against the other party any covenant, term or condition of this Lease.

     18. Access by Landlord to Leased Premises. Landlord, Landlord's agents, and Landlord's prospective lessees, purchasers or mortgagees shall be permitted to inspect and examine the Leased Premises at all reasonable times, and Landlord shall have the right to make any repairs to the Leased Premises which Landlord may deem necessary, but this provision shall not be construed to require Landlord to make repairs except as is otherwise required hereby. For a period commencing ninety (90) days prior to the expiration of the term of this Lease, Landlord may maintain "For Rent" signs on the front or on any part of the Leased Premises.

     19. Quiet Enjoyment. If Tenant shall perform all of the covenants and agreements herein provided to be performed on Tenant's part, Tenant shall, at all times during the term, have the peaceable and quiet enjoyment of possession of the Leased Premises, without any manner of hindrance from Landlord or any parties lawfully claiming under Landlord.

     20. General Agreement of Parties. This Lease shall extend to and be binding upon the heirs, personal representatives, successors, and assigns of the parties. This provision, however, shall not be construed to permit the assignment of this Lease except as may be permitted hereby. When applicable, use of the singular form of any word shall mean or apply to the plural, and neuter form shall mean or apply to the feminine or masculine.

     21. Maintenance of Public Liability Insurance. The Tenant shall, commencing on the date of occupancy as herein provided for, and thereafter continually during the Leased Term, keep in full force and effect a policy of public liability insurance with respect to the Leased Premises and the business operated by the Tenant and/or any subtenants of the Tenant in the Leased Premises, in which both the Landlord and the Tenant shall be named as parties covered thereby, and in which public liability insurance limits of liability shall not be less than $500,000.00 for bodily injury, including death, to one person and $1,000,000.00 for bodily injury, including death, to two or more persons, and $1,000,000.00 for damage to property. The Tenant shall furnish the Landlord with a certificate of insurance or other acceptable evidence that such insurance is in force.




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     The captions and article numbers appearing in this Lease are inserted only as a matter of convenience and are not intended to define, limit, construe, or describe the scope or intent of such provisions. No waiver of by Landlord of any default by Tenant shall be effective unless in writing, nor operate as a waiver of any other default or of the same default on a future occasion. Any notices to be given hereunder shall be deemed sufficiently given when in writing and (a) actually served on the party to be notified or (b) placed in an envelope directly to the party to be notified at the following addresses and deposited in the United States mail be certified or registered mail, postage prepaid:

            (1)         If to Landlord at 8795 North 1050 East
                        Brownsburg, Indiana, 46112,

            (2)         If to Tenant at PO Box 441690,
                        Indianapolis, Indiana, 46244

Such addresses may be changed by either party by written advice as to the new address given as above provided. If there is more than one Tenant, their obligation shall be joint and several.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease on this 20th day of June 2001, and if this Lease is executed in counterparts, each shall be deemed an original.

     R&R LIMITED LIABILITY COMPANY           Cornerstone Wireless Services, Inc
     LANDLORD                                Tenant

     /s/ Paul A. Reinken                     /s/ William A. Shoemake
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